Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SYRA HEALTH CORP.", FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 2022, AT 5:51 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6670942   8100
SR# 20223717218

Authentication: 204574174
Date: 10-07-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:51 PM 10/06/2022
FILED 05:51 PM 10/06/2022
SR 20223717218 - File Number 6670942

Certificate of Amendment
to
Amended and Restated Certificate of Incorporation
of
Syra Health Corp.

Under Section 242 of the Delaware General Corporation Law

Syra Health Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation is hereby amended by amending and restating Article IV, Section 4.2.8(B) in its entirety as follows:

"B. Optional Conversion. Each share of Class B Common Stock shall be convertible into ten (10) fully paid and nonassessable shares of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation."

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article IV, Section 4.2.8(C) in its entirety as follows:

"C. Automatic Conversion upon Transfer. Each share of Class B Common Stock shall automatically, without any further action, convert into ten (10) fully paid and nonassessable shares of Class A Common Stock upon the Transfer of such share; provided, however, that a Transfer of Class B Common Stock by a Class B Stockholder or such Class B Stockholder's Permitted Entities to another Class B Stockholder or such Class B Stockholder's Permitted Entities shall not trigger such automatic conversion; provided further, however, that a Transfer by a Class B Stockholder to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity by or for such Class B Stockholder shall not trigger such automatic conversion:

(i) a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock;

(ii) a trust for the benefit of persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock;

(iii) a trust under the terms of which such Class B Stockholder has retained a "qualified interest" within the meaning of §2702(b)(1) of the Internal Revenue Code (the "Code") and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B

Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock;

(iv) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock;

(v) a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock;

(vi) a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into o ten (10) fully paid and nonassessable share of Class A Common Stock; or

(vii) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into ten (10) fully paid and nonassessable share of Class A Common Stock.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article IV, Section 4.2.8(D) in its entirety as follows:

"D. Automatic Conversion upon Death of Class B Stockholder. Each share of Class B Common Stock held of record by a Class B Stockholder, or by such Class B Stockholder's Permitted Entities, shall

automatically, without any further action, convert into ten (10) fully paid and nonassessable shares of Class A Common Stock upon the death of such Class B Stockholder.

FOURTH: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 6th day of October, 2022

/s/ Deepika Vuppalanchi

Deepika Vuppalanchi, Chief Executive Officer